Exhibit 14(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-6 of our reports dated February 22, 2008 relating to the financial statements of American Family Life Insurance Company and financial statements and financial highlights of American Family Variable Account I, which appear in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

April 25, 2008